Exhibit 10.16

CLASS C COMMON INCENTIVE UNIT GRANT AGREEMENT (RELOAD UNIT)

PURSUANT TO THE

RYAN SPECIALTY GROUP HOLDINGS, INC. 2021 OMNIBUS INCENTIVE PLAN

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Participant:

Grant Date:

Number of Class C Common Incentive Units:

Participation Threshold:

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THIS CLASS C COMMON INCENTIVE UNIT GRANT AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Ryan Specialty Group, LLC, a Delaware limited liability company (the “Company”), and the Participant specified above, pursuant to the Ryan Specialty Group Holdings, Inc. 2021 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Compensation Committee of Ryan Specialty Group Holdings, Inc. (“Holdings”); and

WHEREAS, the Company hereby issues certain Class C Common Incentive Units, that also are referred to as “RSG LLC Incentive Units” in the Plan, (the “Class C Units”) to the Participant and the parties hereto desire to set forth certain vesting, redemption, forfeiture and other provisions relating thereto.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Acknowledgment of Restrictive Covenants. The Participant acknowledges and agrees that, as a condition of receiving the Class C Units hereunder, the Participant will be bound by all of the restrictive covenants set forth in Appendix A of this Agreement, and that such restrictive covenants are in addition to, and not in lieu of, any other restrictive covenants to which the Participant may be subject.

2. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan and the Sixth Amended and Restated Limited Liability Company Agreement of the Company (the “LLC Agreement”) (including, in each case, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement will have the same meaning as is ascribed thereto in the LLC Agreement and/or the Plan, as applicable. The Participant hereby acknowledges receipt of a true copy of the Plan and the LLC Agreement and that the Participant has read the Plan and the LLC Agreement carefully and fully understands their content. In the event of any conflict between the terms of this Agreement and the terms of the Plan or the LLC Agreement, the terms of the Plan or the LLC Agreement, as applicable, will control.

3. Grant of Class C Units.

(a) Concurrently with the execution of this Agreement by the Participant (but subject to the terms and conditions hereof), the Company shall issue to the Participant the aggregate number of Class C Common Incentive Units of the Company set forth above. The Class C Units are subject to vesting pursuant to Section 4 of this Agreement and forfeiture/redemption pursuant to Section 5 hereof. Each Class C Unit issued hereunder shall have the participation threshold set forth above (the “Participation Threshold”), which the parties agree is the amount determined by the Manager to be necessary to cause such Class C Unit to constitute a “profits interest” within the meaning of Internal Revenue Service Revenue Procedures 93-27 and 2001-43. The Company’s calculation of the Participation Threshold shall be final and binding. The Manager may adjust the Participation Threshold from time to time as necessary to reflect additional capital contributions or other events to ensure the Class C Units continue to qualify as a “profits interest” and in order avoid any “capital shift” to the Class C Units. Notwithstanding the foregoing, the Participation Threshold reflected in the Company’s unit ledger with respect to the Class C Units shall be conclusively presumed to be the Participation Threshold for such Class C Units.

(b) Concurrently with the execution of this Agreement, and as a condition hereto, the Participant shall deliver to the Company (i) a duly executed spousal consent in the form of Appendix B attached hereto if the Participant is married and (ii) a duly executed joinder to the LLC Agreement in the form of Appendix C attached hereto (or a counterpart signature page thereto in form and substance acceptable to the Company). The Participant hereby agrees and acknowledges that the Participant’s rights and obligations as a Member of the Company is expressly subject to the terms and conditions of the LLC Agreement, including without limitation Section 15.01 thereof.

(c) Within thirty (30) days after the Grant Date, the Participant shall make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder with respect to the Class C Units in the form of Appendix D attached hereto.

(d) As an inducement to the Company to enter into this Agreement, and as a condition thereto, the Participant acknowledges and agrees that none of the execution and delivery of this Agreement, the issuance of the Class C Units or the Participant’s status as a holder of Class C Units shall:

(i) entitle or require the Participant to remain in the employment of any of Holdings or its Subsidiaries (collectively, the “RSG Group”) or affect the right of any member of the RSG Group or of the Participant to terminate the Participant’s employment at any time and for any reason; or

(ii) impose upon the Company any duty or obligation to disclose to the Participant, or give the Participant any right to be advised of, any material information regarding the Company or any member of the RSG Group at any time prior to, upon or in connection with any forfeiture of any Class C Units.

(e) The Class C Units shall not be certificated unless otherwise determined by the Manager. If the Class C Units issued pursuant to this Agreement become evidenced by certificates they shall be held by the Company for the benefit of the Participant.

(f) It is acknowledged by the Participant that neither the Manager nor any other unitholder of the Company nor any of their respective equityholders, principals, agents or representatives has acted as an agent of the Participant in connection with the Participant acquiring the Class C Units and that such Persons, whether acting in their capacity as investors in the Company and its Subsidiaries and Affiliates or otherwise, shall not be acting as an agent of the Participant in connection with monitoring the Participant’s investment in the Company or otherwise.

(g) In connection with the issuance of the Class C Units, the Participant represents and warrants to the Company that:

(i) The Participant is an officer and/or employee of a member of the RSG Group.

(ii) The Participant has executed and is party to, and is bound by, and agrees to comply in full with the provisions of the LLC Agreement as a Member. Without limiting the generality of the foregoing, the Participant has received and carefully reviewed copies of this Agreement, the LLC Agreement and each of the other agreements contemplated hereby and thereby, is familiar with the transactions contemplated hereby and thereby and fully understands the terms and conditions of this Agreement, the LLC Agreement and the other agreements and documents contemplated hereby and thereby.

(iii) The Participant has full power and authority and legal capacity to execute and deliver this Agreement and each of the other agreements contemplated hereby and thereby to be executed by the Participant and to consummate the transactions contemplated hereby and thereby.

(iv) This Agreement and each of the other agreements contemplated hereby and thereby to be executed by the Participant have been duly executed and delivered by the Participant and constitute the legal, valid and binding obligation of the Participant, enforceable in accordance with their terms, and the execution, delivery and performance of this Agreement and the other agreements contemplated hereby and thereby to be executed by the Participant do not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Participant is a party or any judgment, order or decree to which the Participant is subject or create any conflict of interest with the Company or any member of the RSG Group.

(v) Except for this Agreement, any employment agreement or other similar agreement with one or more members of the RSG Group and other agreements specifically disclosed in writing to the Company on or prior to the date hereof, the Participant is not a party to or bound by any employment agreement, consulting agreement, noncompete agreement, non-solicitation agreement or confidentiality agreement with any other Person. The Participant is not a party to or bound by any agreement that would in any way prohibit, impede or adversely affect the Participant’s employment by any member of the RSG Group, the performance of the Participant’s obligations hereunder or under the LLC Agreement or any of the rights and obligations set forth herein or therein.

(vi) The Participant understands that the Class C Units have not been registered under the Securities Act, and the Class C Units cannot be transferred by the Participant unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Company has made no agreements, covenants or undertakings whatsoever to register the transfer of the Class C Units under the Securities Act. The Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available. If an exemption under Rule 144 is available at all, it will not be available until at least six (6) months from issuance of the Class C Units and then not unless the terms and conditions of Rule 144 have been satisfied. Notwithstanding the foregoing, the Manager may, in its sole discretion, permit the Class C Units to be transferred; provided that, such transfer will only be valid upon execution of a written instrument in form and substance acceptable to the Manager in its sole discretion evidencing such transfer and the transferee’s acceptance thereof signed by the Participant and the transferee.

(h) The Company and the Participant hereby acknowledge and agree that this Agreement has been executed and delivered, and the Class C Units have been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between one or more members of the RSG Group, on the one hand, and the Participant, on the other hand.

4. Vesting.

(a) Vesting. Subject to the provisions of Sections 4(b) and (c) hereof, the Class C Units will vest as follows; provided that, the Participant has not incurred a Termination prior to each such vesting date:

Vesting Date	Portion of Class C Units that Vests

There will be no proportionate or partial vesting in the periods prior to each vesting date and all vesting will occur only on the appropriate vesting date, subject to the Participant’s continued service with a Member of the RSG Group on each applicable vesting date.

(b) Treatment of Unvested Class C Units upon Termination. Notwithstanding anything in this Section 4 to the contrary, vesting shall continue to occur on each vesting date in accordance with Section 4(a) following the date of the Participant’s Termination, in each case if (and only if) (i) (x) the Termination is without Cause (a “Without Cause Termination”), (y) Participant retires in a Qualified Retirement or (z) the Termination is due to Participant’s death or Disability (a “Hardship Termination,” and together with a Without Cause Termination and a Qualified Retirement, “Qualified Separation”) and (ii) in each case a Restrictive Covenant Breach shall not have occurred at any time on prior to each such vesting date. For purposes of this Agreement, a “Restrictive Covenant Breach” means a breach (as determined by the Manager in its sole discretion) by Participant in any material respect of the provisions of Appendix A, attached hereto, or any other non-competition, non-solicitation, confidentiality or other similar covenant made by Participant in favor of the Company or any of its Affiliates.

(c) Manager Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Manager may, in its sole discretion, provide for accelerated vesting of the Class C Units at any time and for any reason.

(d) Class C Units that have become vested pursuant to this Section 4 are referred to herein as “Vested Class C Units,” and all other Class C Units are referred to herein as “Unvested Class C Units.”

5. Exchange and Redemption Rights.

(a) The Class C Units shall be subject to forfeiture/redemption (each such event, a “Redemption Event”) as follows:

(i) if the Participant incurs a Termination for any reason other than a Qualified Separation, then (A) all Unvested Class C Units shall be automatically forfeited to the Company for no consideration effective as of the date of such Termination and (B) unless otherwise determined by the Manager, in its sole discretion, (1) the Participant shall be required to exchange all Vested Class C Units for New Common Units and (2) the Company shall Redeem such New Common Units, in each case, pursuant to the terms and conditions set forth in this Section 5;

(ii) if the Termination is due to a Qualified Separation, then, unless otherwise determined by the Manager, in its sole discretion, (A) the Participant shall be required to exchange all Vested and Unvested Class C Units for New Common Units and (B) the Company shall Redeem such New Common Units, in each case, pursuant to the terms and conditions set forth in this Section 5; and

(iii) if the Termination is for Cause or a Restrictive Covenant Breach occurs and written notice of such Restrictive Covenant Breach is given by the Company, then the Participant shall immediately forfeit to the Company for no consideration (A) all Class C Units, whether vested or unvested, and (B) in the event the Participant has (1) exchanged or redeemed such Class C Units for Common Units, Shares or other consideration or (2) sold or otherwise disposed of any such Class C Units (or Common Units or Shares received in exchange or redemption for such Class C Units), the amount of any Common Units, Shares or cash proceeds received from such exchange, redemption, sale or disposition, in each case, effective as of the date of such Termination for Cause or such Restrictive Covenant Breach, as applicable.

(b) Procedure for Exchange and Redemption. Immediately following a Redemption Event, the Participant shall be required to initiate its Exchange Right with respect to all Class C Units, and therefore the provisions of Section 11.05 of the LLC Agreement shall be deemed to apply as though the Participant had sent an Exchange Notice on the date of such Redemption Event. Immediately upon consummation of the Exchange, the Participant shall be required to initiate its Redemption Right with respect to all New Common Units received in the Exchange, and therefore the provisions of Section 11.01 of the LLC Agreement shall be deemed to apply as though the Participant had sent a Redemption Notice thereunder on the date of the Redemption Event, such that the Redemption occurs on the same day as, and immediately following, the Exchange. Notwithstanding anything in the LLC Agreement, the Participant shall not have the right to deliver a Retraction Notice or to revoke the Redemption. The Exchange and Redemption hereunder shall otherwise be governed by the terms and conditions of the LLC Agreement. In the case of Unvested Class C Units that are exchanged and/or redeemed pursuant to this Section 5(b) following a Qualified Separation, the Common Units and/or Shares received upon the exchange and/or redemption of such Class C Units shall be subject to the same vesting terms and conditions as such Class C Units.

(c) Any Class C Units forfeited pursuant to this Section 5 shall be deemed cancelled and not be outstanding upon the forfeiture thereof.

(d) The Participant hereby constitutes and appoints the Manager and its respective designees, with full power of substitution, as the Company’s true and lawful agent and attorney in fact, with full power and authority in the Participant’s name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (to the same extent the Participant could take such action) all instruments, agreements and other documents necessary or requested by the Manager in connection with any Transfer of Class C Units or Transfer of any other equity pursuant to this Agreement or the LLC Agreement, including any instruments, agreements or documents necessary or requested by the Manager in connection with any Transfers of Class C Units or other equity securities or any other transactions contemplated by this Agreement or the LLC Agreement. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of the Participant and the Transfer of all or any portion of the Class C Units and shall extend to the Participant’s heirs, successors, assigns and personal representatives.

6. Restrictions on Transfer of Class C Units. The holders of the Class C Units shall not Transfer any interest in any Class C Units (whether or not vested), except as specifically provided for in the LLC Agreement. As a condition to any Person (except for the Company) acquiring any Class C Units, such Person shall agree to be bound by the terms and conditions of this Agreement and the LLC Agreement.

7. Restrictions on Transfer of Granted Shares. Except as set forth below, the Participant agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Granted Shares (as defined below) held by the Participant, whether vested or unvested (including shares of Common Stock issuable on Redemption of the Class C Units). The transfer restrictions described in the previous sentence are referred to collectively as the “Transfer Restrictions”.

(a) Notwithstanding anything in this Section 7, the Transfer Restrictions will apply during the Lock-Up Period (as defined in the Plan);

(b) Subject to Section 7(a) and (c), the Transfer Restrictions will lapse as follows; provided that, the Participant has not incurred a Termination prior to each such lapse date:

Lapse Date	Portion of Participant’s Vested Granted Shares that are no longer subject to Transfer Restrictions
Grant Date	25%
Second Anniversary of the IPO	10%
Third Anniversary of the IPO	10%
Fourth Anniversary of the IPO	20%
Fifth Anniversary of the IPO	35%

(c) In the event that the Participant incurs a Termination other than due to (i) the Participant’s death or Disability, (ii) a Termination without Cause or (iii) the Participant’s retirement (A) after the Participant has attained age 62 or (B) for a bona fide medical reason, as determined by the Manager in its sole discretion, in each case, prior to any lapse date set forth in Section 7(b), the Transfer Restrictions with respect to any Granted Shares that continue to be subject to Transfer Restrictions as of the date of such Termination will no longer lapse in accordance with Section 7(b), but will instead lapse with respect to 100% of the Granted Shares on the seventh anniversary of the IPO. In the event that the Participant incurs a Termination due to the Participant’s death or Disability, the Transfer Restrictions will immediately lapse as of the date of such Termination with respect to 100% of the Granted Shares.

(d) Notwithstanding anything in this Section 7 (other than Section 7(a)), the Transfer Restrictions will not apply to sale of Granted Shares in order to pay (i) the exercise price or (ii) federal, state, local and foreign taxes, in each case, with respect to the grant, exercise or settlement of any Award granted pursuant to the Plan.

For purposes of this Agreement, “Granted Shares” means any Shares received as a result of the settlement, exercise or exchange of any Award granted pursuant to the Plan.

8. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

9. Entire Agreement; Amendment. This Agreement, together with the LLC Agreement and the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Manager will have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the LLC Agreement and the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company will give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

10. Notices. Any notice hereunder by the Participant will be given to the Company in writing and such notice will be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company will be given to the Participant in writing and such notice will be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

11. No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination will be determined in the sole discretion of the Manager. Nothing in this Agreement will interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

12. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Class C Units awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

13. Compliance with Laws. The issuance of the Class C Units pursuant to this Agreement will be subject to, and will comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company will not be obligated to issue the Class C Units pursuant to this Agreement if any such issuance would violate any such requirements.

14. Binding Agreement; Assignment. This Agreement will inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant will not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

15. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be a part of this Agreement.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same instrument.

17. Further Assurances. Each party hereto will do and perform (or will cause to be done and performed) all such further acts and will execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement, the LLC Agreement and the Plan and the consummation of the transactions contemplated thereunder.

18. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction will not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder will be enforceable to the fullest extent permitted by law.

19. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of the Class C Units made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Class C Units awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and will not be considered as part of such salary in the event of severance, redundancy or resignation.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

RYAN SPECIALTY GROUP, LLC.

By:
Name:
Title:

[Signature Page to Class C Common Incentive Unit Agreement]

THE PARTICIPANT

Name: _____________________________________

[Signature Page to Class C Common Incentive Unit Agreement]

APPENDIX A

RESTRICTIVE COVENANTS AND CONFIDENTIALITY

1. Non-Solicitation and Non-Accept. During the period of the Participant’s employment or services and for two years following the Participant’s Termination (the “Restricted Period”), the Participant shall not, directly or indirectly except in the furtherance of the Participant’s duties to the RSG Group, directly or indirectly, individually or on behalf of any other Person:

(a) (i) solicit, entice, encourage or induce any Person who at any time during the Restricted Period shall have been an employee, consultant, agent or representative of any member of the RSG Group with whom the Participant had contact during the Restricted Period (“Protected Party”) to become an employee, consultant, agent or representative of any other Person or (ii) approach any such Protected Party for such purpose or authorize or knowingly approve the taking of such actions by any other Person or assist any such Person in taking such action; provided that nothing in this Section 1(a) shall prohibit the Participant from receiving and considering any application for employment from any Protected Party who has not been solicited, enticed, encouraged or induced in violation of this Section 1(a);

(b) solicit, entice, encourage, or induce any direct or indirect customer, client, referral source, Carrier (as defined below), administrator, licensor, vendor, insurer or other business relation of any member of the RSG Group, including, without limitation, any insured, account, retail agent or retail broker (collectively, “Business Relations”), (i) to cease doing business with any member of the RSG Group, (ii) to enter into any business relationship with any Person other than the members of the RSG Group, or (iii) to interfere in any way with the relationship between any such Business Relation and the members of the RSG Group (including, without limitation, making any negative or disparaging statements or communications regarding the members of the RSG Group or their respective officers, directors, employees, principals, partners, members, managers, attorneys and representatives) or, in each case, assist any other Person in taking any such actions; provided that nothing in this Section 1(b) shall prohibit the Participant from servicing the business or accounts of any Business Relation who has not been solicited, enticed, encouraged or induced in violation of this Section 1(b). The covenant set forth in this Section 1(b) shall apply only to Business Relations which any member of the RSG Group brokered or otherwise professionally serviced or otherwise engaged in business within the 12 months prior to the Participant’s Termination. Further, this covenant shall apply only to Business Relations where the Participant participated in the relationship with the Business Relation. For the purposes hereof, “Carrier” means any insurance company, surety, benefit plan, insurance pool, risk retention group, reinsurer, Lloyd’s syndicate, ancillary benefit carrier, state fund or pool or other risk assuming entity in which any insurance, reinsurance or bond has been placed or obtained.

(c) accept or service the business of any Business Relation, including, without limitation, in any way that would result in any such Business Relation (i) ceasing doing business with any member of the RSG Group, (ii) entering into any business relationship with any Person other than the members of RSG Group, or (iii) interfering in any way with the relationship between any such Business Relation and the members of the RSG Group, or, in each case, assist any other Person in taking any such action. The covenant set forth in this Section 1(c) shall apply only to Business Relations which any member of the RSG Group brokered or otherwise professionally serviced or otherwise engaged in business within the 12 months prior to the Participant’s Termination. Further, this covenant shall apply only to Business Relations where the Participant participated in the placement or servicing of the Business Relation; or

(d) accept or service any account of any Business Relation where the Participant participated in placing or servicing of such account, including, without limitation, in any way that would result in any such Business Relation not placing any such account with any member of the RSG Group, or moving such account to any Person other than a member of the RSG Group, or, in each case, assist any other Person in taking any such action. The restrictions in this Section 1(d) are in addition to, and should not be read in any way to limit, any other provision in this Section 1. The covenant set forth in this Section 1(d) shall apply only to accounts of Business Relations where any member of the RSG Group brokered or otherwise professionally serviced or otherwise engaged such Business Relation in business within the 18 months prior to the Participant’s Termination. Further, this covenant shall apply only to accounts where the Participant participated in the placement or servicing of the account.

2. Noncompetition. During the Restricted Period, the Participant shall not, directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any manner engage in any business which competes anywhere in the United States or in any other country in which the Company or any of its Affiliates operates, with any of the businesses of the Company or any of its Affiliates or with any other business for which the Company or any of its Affiliates has entertained discussions or has requested and received information relating to the acquisition of such business by the Company, or any of its Affiliates within two years prior to the Participant’s Termination. Nothing herein shall prohibit the Participant from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation that is publicly traded, so long as the Participant has no active participation in the business of such corporation. Notwithstanding anything in this Agreement to the contrary, if, and only if, the Participant’s Termination is by a member of the RSG Group without Cause, the Company expressly waives its right to specific performance and/or injunctive or other equitable relief in order to enforce or prevent any violations of the provisions of this, and only this, Section 2, and in such case the amount of damages the Company shall be entitled to recover shall be capped at an amount equal to the aggregate purchase price paid by the Company for any and all Class C Units, as well as the Company’s costs (including reasonable attorneys’ fees and expenses) incurred in recovering such damages.

3. Confidentiality. During the Restricted Period and thereafter, the Participant shall not use, disclose or divulge, furnish or make accessible to anyone, directly or indirectly, any Protected Information in any Unauthorized manner or for any Unauthorized purpose (as such terms are hereinafter defined).

(a) As used in this Agreement, the term “Protected Information” shall mean trade secrets, confidential or proprietary information, and all other knowledge, know-how, information, documents or materials, owned, developed or possessed by any member of the RSG Group whether in tangible or intangible form, pertaining to the business of the RSG Group, the confidentiality of which such owner, developer or possessor takes reasonable measures to protect, including, but not limited to, the RSG Group’s research, business relationships, products (including prices, costs, sales and content), plans for the development of new products, processes, techniques, finances, contracts, financial information or measures, business methods, business plans, data bases, computer programs, designs, models, operating procedures, knowledge of the organization, marketing strategies and methods, suppliers, customer preferences and contact persons, and the identities and roles of the key employees of, and other information owned, developed or possessed by, any member of the RSG Group; provided, however, that Protected Information shall not include: (i) information that shall become generally known to the public without violation of this Section 3, and (ii) information that is disclosed to the Participant after the Participant’s Termination by another party who is under no obligation of confidentiality and has a bona fide right to disclose the information.

(b) As used in this Agreement, the term “Unauthorized” shall mean: (i) in contravention of the RSG Group’s policies or procedures; (ii) otherwise inconsistent with the measures of a member of the RSG Group to protect its interests, in each case in its Protected Information; (iii) in contravention of any duty existing under law or contract or (iv) without the prior written consent of the Manager. Notwithstanding anything to the contrary contained in this Section 3, in the event that the Participant is required to disclose any Protected Information by court order or decree or in compliance with the rules and regulations of a governmental agency or in compliance with law, the Participant will provide the Company with prompt notice of such required disclosure so that the Company may seek an appropriate protective order and/or waive the Participant’s compliance with the provisions of this Section 3. If, in the absence of a protective order or the receipt of a waiver hereunder, the Participant is advised by the Participant’s counsel that such disclosure is required to comply with such court order, decree, rule, regulation or law, the Participant may disclose such information without liability hereunder.

4. RSG Group Property. The Participant agrees that all memoranda, notes, records, papers or other documents and all copies thereof, computer disks, computer software programs and the like (collectively, “documents”) relating to the operations or businesses of the RSG Group (even if prepared by the Participant) and involving Protected Information, in any way obtained by the Participant during any period in which the Participant provides services as an employee of any member of the RSG Group shall be the property of such member of the RSG Group, as applicable. Except for use for the benefit of the RSG Group, the Participant shall not copy or duplicate any of the aforementioned documents or objects, nor remove them from the RSG Group’s facilities. The Participant shall comply with any and all procedures which any member of the RSG Group may adopt from time to time to preserve the confidentiality of Protected Information and the confidentiality of property of the types described immediately above, whether or not such property contains a legend indicating its confidential nature. Upon the Participant’s Termination for any reason whatsoever and at any other time upon any member of RSG Group’s request (including the Participant ceasing to provide services to any member of the RSG Group), the Participant (or the Participant’s personal representative) shall deliver to the Company all property described in this Section 4 which is in the Participant’s possession or control. The Participant hereby acknowledges that upon the Participant’s Termination, the Company may deem it advisable to, and shall be entitled to, serve notice on the Participant’s new employer that the Participant has had access to or been exposed to certain Protected Information and that the Participant has continuing obligations under the terms of this Agreement not to disclose such information. The Participant hereby assigns to the Company all right, title and interest to all patents and patent applications, all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (in each case whether or not patentable), all copyrights and copyrightable works, all trade secrets, confidential information and know-how, and all other intellectual property rights that both (a) are conceived, reduced to practice, developed or made by the Participant while employed by or on behalf of the Company or its Affiliates and (b) either (i) relate to the Company’s or any of its Affiliates’ actual or anticipated business, research and development or existing or future products or services, or (ii) are conceived, reduced to practice, developed or made using any of equipment, supplies, facilities, assets or resources of the Company or any of its Affiliates (including any intellectual property rights) (“Work Product”). The Participant shall disclose in an appropriate timeframe such Work Product, if any, to the Manager (or such person as designated by the Manager) and perform, at the expense of the Company, all actions reasonably requested by the Manager (whether during or after the Participant’s employment or services) to establish and confirm the Company’s ownership of the Work Product (including assignments, consents, powers of attorney, applications and other instruments). The Participant is hereby advised that this Section 4 does not apply to (and Work Product shall not include) an invention for which no equipment, supplies, facilities, or trade secret information of the Company or any of its Affiliates was used and which was developed entirely on the Participant’s own time, unless (x) the invention relates (i) to the business of the Company and/or its Affiliates, or (ii) to the Company’s or any of its Affiliates’ actual or demonstrably anticipated research or development, or (y) the invention results from any work performed by the Participant for the Company or any of its Affiliates.

5. Enforceability.

(a) The Participant acknowledges that the Participant has carefully considered the nature and extent of the restrictions upon him/her and the rights and remedies conferred upon the Company and its Affiliates under this Agreement, and hereby acknowledges and agrees that (i) the terms and conditions of this Agreement (A) are, in light of the circumstances, fair and reasonable as to type, scope and period of time, and are reasonably required for the protection of the Company and its Affiliates and the goodwill associated with the business of the Company and/or its Affiliates, (B) are designed to eliminate activities which otherwise would be unfair to the Company and its Affiliates, (C) do not stifle the inherent skill and experience of the Participant, (D) would not operate as a bar to the Participant’s sole means of support, (E) are fully required to protect the legitimate interests of the Company and its Affiliates, (F) do not confer a benefit upon the Company or its Affiliates disproportionate to the detriment to the Participant or the benefits otherwise afforded the Participant by this Agreement and (G) are necessary to protect the legitimate business interests of the Company and its Affiliates and their respective businesses, officers, directors and employees, (ii) the Company and its Affiliates have extensive trade secrets and other Protected Information with which the Participant will become familiar as a necessary component of the Participant’s status as an equityholder of the Company or any of its Affiliates and employment or services with the RSG Group, (iii) the value of the Company’s and its Affiliate’s trade secrets and other Protected Information arises from the fact that such information is not generally known in the marketplace, (iv) the Company’s and its Affiliates’ trade secrets and other Protected Information will have continuing vitality throughout and beyond the Restricted Period, (v) the Participant will have such sufficient knowledge of the Company’s and its Affiliates’ trade secrets and other Protected Information that, if the Participant were to compete with the Company or its Affiliates during the Restricted Period, the Participant would inevitably rely (consciously or unconsciously) on such trade secrets and other Protected Information causing irreparable harm to the Company and its Affiliates, (vi) the covenants in this Agreement are reasonable with respect to their duration, geographical area, and scope and are no broader than is necessary to protect the Company’s and its Affiliates’ legitimate business interests, and that those covenants do not impose an undue hardship on the Participant or unduly restrain the Participant’s ability to earn a livelihood and (vii) the covenants in this Agreement are given in consideration for the compensation contemplated to be provided hereunder.

(b) It is the intent of the Participant and the Company that this Appendix A be enforceable to the maximum extent permitted by applicable law, and that the Company and each of its Affiliates be third party beneficiaries hereof. Therefore, if any provision of this Appendix A as presently written shall be construed to be illegal, invalid or unenforceable by a court or tribunal of competent jurisdiction, said illegal, invalid or unenforceable provision shall be deemed to be amended and shall be construed by the court or tribunal to have the broadest type, scope and duration permissible under applicable law and if no validating construction is possible, shall be severable from the rest of this Agreement, and the validity, legality or enforceability of the remaining provisions of this Appendix A shall not in any way be affected or impaired thereby. Because the services of the Participant are unique and because the Participant has access to Protected Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Appendix A. Therefore, in the event of a breach or threatened breach of this Agreement, each of the Company, its Affiliates and/or their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of a breach or violation by the Participant of Section 1, the Restricted Period shall be tolled with respect to such section until such breach or violation has been duly cured. The covenants contained in this Appendix A are independent of the other obligations under this Agreement and the Company’s breach of any term of this Agreement or any other agreement with the Participant (or any of the Company’s or its Affiliates’ breach of any other agreement with the Participant) shall not have any effect on the Participant’s obligations hereunder.

(c) The provisions of this Appendix A shall survive the termination of the Participant’s employment or services with the RSG Group, irrespective of the reason therefore and shall be enforceable by any member of the RSG Group (or their successors or assigns).

APPENDIX B

CONSENT OF SPOUSE

I, the undersigned spouse of the securityholder named below (the “Securityholder”), hereby acknowledge that I have read the foregoing Class C Common Incentive Unit Grant Agreement and the Sixth Amended and Restated Limited Liability Company Agreement of Ryan Specialty Group, LLC (collectively, the “Agreements”) and that I fully understand their contents. I am aware that the Agreements provide for the forfeiture of Securityholder’s Class C Units (and amounts otherwise payable with respect thereto) under certain circumstances and impose other restrictions on the transfer of such Class C Units. I agree that my spouse’s interest in the Class C Units is subject to the Agreements and any interest I may have in such Class C Units shall be irrevocably bound by the Agreements and further that my community property interest, if any, shall be similarly bound by the Agreements.

I am aware that the legal, financial and other matters contained in the Agreements are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing the Agreements that I will waive such right.

I hereby irrevocably constitute and appoint Securityholder, who is my spouse, as my true and lawful attorney and proxy in my name, place and stead to sign, make, execute, acknowledge, deliver, file and record all documents which may be required, and to manage, vote, act and make all decisions with respect to (whether necessary, incidental, convenient or otherwise), any and all Class C Units in which I now have or hereafter acquire any interest in (including but not limited to the right, without my further signature, consent or knowledge, to exercise amendments and modifications of and to terminate the aforementioned Agreements and to dispose of any and all such Class C Units), with all powers the undersigned spouse would possess if personally present, it being expressly understood and intended by me that the foregoing power of attorney and proxy is coupled with an interest; and this power of attorney is a durable power of attorney and will not be affected by my disability, incapacity or death, or the dissolution of marriage and this proxy will not terminate without consent of the Securityholder and the Company.

Securityholder:	Spouse of Securityholder:

Signature	Signature
Printed Name	Printed Name

Date: ____________________________________________	Date: ______________________________________

APPENDIX C

LIMITED LIABILITY COMPANY AGREEMENT

Joinder

The undersigned is executing and delivering this Joinder pursuant to the Sixth Amended and Restated Limited Liability Company Agreement of Ryan Specialty Group, LLC (the “Company”), effective as of                , 2021 (the “LLC Agreement”), among the Company and certain of its equityholders.

By executing and delivering to the Company this Joinder, the undersigned hereby agrees to be a party to, to be bound by, and to comply in full with the provisions of the LLC Agreement in the same manner as if the undersigned was an original signatory to the foregoing agreement.

Accordingly, the undersigned has executed and delivered this Joinder, effective as of                 , 2021

Name: ________________________

APPENDIX D

PROTECTIVE ELECTION TO INCLUDE PARTNERSHIP

INTEREST IN GROSS INCOME PURSUANT TO

SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned taxpayer has received an award of incentive membership units (the “Partnership Interest”) in a Delaware limited liability company that is treated as a partnership for U.S. federal income tax purposes in connection with the performance of services by the undersigned. Based on Treasury Regulation Section 1.721-1(b) and Revenue Procedures 93-27 and 2001-43, the undersigned does not believe that the issuance of the Partnership Interest to the undersigned (including the imposition of any vesting restrictions) is subject to the provisions of Section 83 of the Internal Revenue Code (the “Code”). In the event that the issuance (including the imposition of vesting) is so treated, however, the undersigned desires to make an election to have the acquisition of the Partnership Interest taxed under the provisions of Code Section 83(b) at the time the undersigned acquires the Partnership Interest. Accordingly, pursuant to Code Section 83(b) and Treasury Regulation Section 1.83-2, the undersigned makes an election, with respect to the Partnership Interest, to report as taxable income for the calendar year 2020 the excess (if any) of the value of the Partnership Interest at the time of transfer over the applicable purchase price.

1.	The name, social security number and address of the undersigned (the “Taxpayer”), and the taxable year for which this election is being made are:

Taxpayer’s Name:

Taxpayer’s Social
Security Number:	________-__________-_______________

Taxpayer’s Address:

Taxable Year:	Calendar Year 2021

2.	The Partnership Interest that is the subject of this election is _________ Class C Units in Ryan Specialty Group, LLC, a Delaware limited liability company.

3.	The Partnership Interest was transferred to the Taxpayer on ______________.

4.

The Partnership Interest is subject to the following restrictions: The units issued to the Taxpayer are subject to various transfer restrictions and are subject to forfeiture in the event certain conditions are not satisfied.

5.

The fair market value of the Partnership Interest at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Treasury Regulation Section 1.83-3(h)) is $0.00.

6.	The amount paid by the Taxpayer for the Partnership Interest is $0.00.

7.	The amount to include in gross income is $0.00.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which the taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the Partnership Interest. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the Partnership Interest was transferred.

Dated: ___________________________________________
Taxpayer’s Signature